Exhibit 99.2
News Release

For Further Information
Investor Relations:	Derek Drysdale, 816-854-4513, derek.drysdale@hrblock.com
Media Relations:	Jennifer Love, 816-854-4448, jennifer.love@hrblock.com
H&R BLOCK CEO TO PRESENT AT CREDIT SUISSE GLOBAL SERVICES CONFERENCE
For Immediate Release March 11, 2011
     KANSAS CITY, Mo. — Alan Bennett, president and chief executive of H&R Block, Inc. (NYSE: HRB) will present at the Credit Suisse Global Services Conference in Scottsdale, Arizona on Tuesday, March 15, at 6:30 p.m. Eastern time.
     The company will post the accompanying slide presentation on its investor relations Web site at www.hrblock.com after the New York Stock Exchange market close on Monday, March 14.
About H&R Block
H&R Block Inc. (NYSE: HRB) is one of the world’s largest tax services providers, having prepared more than 550 million tax returns worldwide since 1955. In fiscal 2010, H&R Block had annual revenues of $3.9 billion and prepared more than 23 million tax returns worldwide, utilizing more than 100,000 highly trained tax professionals. The Company provides tax return preparation services in person, through H&R Block At Home™ online and desktop software products, and through other channels. The Company is also one of the leading providers of business services through RSM McGladrey. For more information, visit our Online Press Center.